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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
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[ ]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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NEWS                                                    [LOGO - EL PASO]

For Immediate Release

EL PASO CORPORATION RESPONDS TO FULL PAGE ADVERTISEMENT BOUGHT BY OSCAR
WYATT

HOUSTON, TEXAS, JUNE 9, 2003--El Paso Corporation (NYSE: EP) today commented on a full-page advertisement bought by Oscar Wyatt in Sunday's Houston Chronicle:

Although the past year and a half has been extremely difficult for our shareholders, we cannot allow Wyatt's ad to purposely mislead them. El Paso is focused on the future and is making steady progress to reduce its debt, strengthen its balance sheet and enhance the value of the company for the benefit of its shareholders, employees and customers.

Wyatt's ad is riddled with falsehoods and outrageous statements. While posing as a savior for El Paso's shareholders and a champion of corporate governance, Wyatt's actions speak much louder than does his paid advertisement. We believe this letter is an example of Wyatt's seller's remorse because he no longer controls Coastal.

Wyatt, who owns less than one percent of El Paso's common stock, has been conducting a long-term campaign that we believe is designed to create roadblocks to El Paso's progress and is counterproductive to restoring shareholder value.

     o Analysts have informed El Paso that Wyatt has confronted them regarding positive statements that they have made about the company in an effort to change their public views.

     o Wyatt is currently acting as the lead plaintiff in a shareholder lawsuit against El Paso.

     o Wyatt has defaulted on payment of a debt of $2.5 million plus interest that he owes to El Paso.

     o Wyatt has engaged in a negative public letter-writing campaign against El Paso.

Shareholders of El Paso should ask themselves whether these are the actions of someone intent on increasing value for all shareholders, as Wyatt claims in his advertisement.

While CEO of Coastal, Wyatt's activities included:

     o A criminal guilty plea by Wyatt of knowingly and willfully violating federal crude oil pricing regulations in connection with 1975 sales of domestic and foreign crude oil by Coastal subsidiaries

     o A December 31, 1979 permanent injunction issued by the District Court of Travis County, Texas that prohibits Wyatt from ever owning any interests in certain former Coastal subsidiaries, which El Paso acquired in 2000, in connection with Coastal's failure to provide winter gas supplies under contracts with San Antonio, Austin and various other Texas municipalities in the 1970s

     o A series of greenmail transactions by Coastal in connection with unsolicited bids for publicly traded companies, including Texas Gas Resources, Pioneer Corp., Houston Natural Gas, and Sonat

     o The issuance by Coastal of super-voting stock that had the effect of concentrating voting power in the hands of Wyatt and Coastal employee benefit plans that were controlled by Coastal management

     o Maintaining a staggered board structure at Coastal that continued for many years until El Paso eliminated it when El Paso acquired Coastal in 2001. Shareholders should note that El Paso has never had a staggered Board.

Shareholders of El Paso should ask themselves whether these are the actions of someone committed to good corporate governance, as Wyatt claims in his advertisement.

Here is another important question El Paso shareholders should be asking about Oscar Wyatt: Why has Oscar Wyatt told representatives of El Paso that he will be in control of El Paso if the Zilkha/Wyatt slate is elected?

The Board of Directors urges El Paso shareholders to vote FOR the election of El Paso's slate of 12 highly qualified directors on El Paso's WHITE proxy card, NOT sign the blue proxy card sent to you by Messrs. Zilkha and Wyatt and DISCARD any blue proxy card they may send to you in the future. Your vote is critical, no matter how many shares you own. Time is short as the June 17 Annual Meeting is rapidly approaching.

El Paso shareholders who have any questions about voting their proxy or need additional information about El Paso or the stockholders meeting, please contact MacKenzie Partners, Inc. at (800) 322-2885 or visit El Paso's Web site at www.elpaso.com.

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research are quoted in this document, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

CONTACTS
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Alternate Contacts
Joele Frank/Dan Katcher
Office: (212) 355-4449
Fax: (212) 355-4554